As filed with the Securities and Exchange Commission on August 14, 2002

Registration No. 333-46210

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Union Planters Home Equity Corp.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

52-227306

(I.R.S. Employer Identification No.)

6200 Poplar Avenue

Memphis, Tennessee 38119

(901) 580-6000

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

E. James House, Jr., Esq.

Secretary and Manager of the Legal Department

Union Planters Corporation

6200 Poplar Avenue

Memphis, Tennessee 38119

(901) 580-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________________________

Copy to:

Cynthia W. Young, Esq.

Wyatt, Tarrant & Combs, LLP

2800 PNC Plaza, 500 W. Jefferson Street

Louisville, Kentucky 40202

(502) 589-5235

______________________________________________

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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This Post-Effective Amendment No. 1 to Form S-3 shall become effective in accordance with Section 8(c) of the Securities act of 1933, as amended, on such a date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form S-3 (No. 333-46210) (as amended, the "Registration Statement") is being filed by Union Planters Home Equity Corp. (the "Company") to deregister the $500,000,000 of the Company's securities (consisting of mortgage pass-through certificates and collateralized mortgage bonds) previously registered pursuant to the Registration Statement, none of which have been sold as of the date this Amendment is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, and the State of Tennessee, on the 14 day of August, 2002.

UNION PLANTERS HOME EQUITY CORP.

By: _/s/ Douglas R. Miller_____________________________

Name: Douglas R. Miller

Title: Chairman of the Board, President and Chief

Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE TITLE DATE

/s/ Douglas R. Miller

Douglas R. Miller August 14, 2002

Chairman of the Board, President

and Chief Executive Officer

(Principal Executive Officer)

/s/ Bobby L. Doxey

Bobby L. Doxey August 14, 2002

Director, Senior Executive

Vice President (Principal Financial and

Accounting Officer)